EXHIBIT 1.1

THE FRONTIER FUND

Denver, Colorado

                    , 20

SELLING AGENT AGREEMENT

Equinox Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”), is the managing owner of The Frontier Fund (the “Trust”), a statutory trust organized under Chapter 38 of Title 12 of the Delaware Code (the “Delaware Act”). Wilmington Trust Company, a Delaware banking company (the “Trustee”), is the trustee of the Trust and has delegated substantially all responsibility for the management of the Trust’s business and affairs to the Managing Owner. The Trust has been formed primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of a diversified portfolio of commodity futures, forward and options contracts. Units of beneficial interest in the Trust (the “Units”) will be issuable in multiple series (the “Series”), each separately managed by one or more different trading advisors (collectively, the “Trading Advisors”), each of which is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor under the Commodity Exchange Act, as amended (the “CE Act”), and is a member of the National Futures Association (the “NFA”) in such capacity. Each Series of Units will be separately valued and its assets will be segregated from the assets of the other Series. Holders of Units (“Limited Owners”) will have the right to exchange, through redemption and purchase, Units of one Series for Units of any other Series to the extent that there are a sufficient number of Units of such other Series registered for sale in such Limited Owners’ state of residence. The Trust proposes to offer to the public and to sell to Subscribers (as hereinafter defined) acceptable to the Managing Owner, the Units upon the terms and subject to the conditions set forth in this Selling Agent Agreement (the “Agreement”) and the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined) included therein referred to below. The Units of each Series will be offered at $100 per Unit during the Initial Offering Period and thereafter at the Net Asset Value per Unit of the applicable Series (“Series Net Asset Value”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prospectus.

[                    ], a [                            ] (the “Selling Agent”), will act as selling agent for the Trust with respect to those Series of Units specified on Annex A hereto on a “best efforts” basis.

Section 1. The Managing Owner and the Trust, jointly and severally, represent and warrant to the Selling Agent that:

(a) A registration statement on Form S-1 for the Trust and as a part thereof a combined prospectus for all Series with respect to all of the Units being offered (which registration statement together with all amendments thereto, at the times and in the forms declared effective by the Securities and Exchange Commission (the “SEC”) shall be referred to herein as the “Registration Statement”, and which prospectus in final form, together with all amendments and supplements thereto, shall be referred to herein as the “Prospectus”), prepared in full conformity with the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), the CE Act, and the rules, regulations and instructions promulgated under the 1933 Act and the CE Act, respectively, have been filed with the SEC, Financial Industry Regulatory Authority (“FINRA”) and the NFA pursuant to the 1933 Act, the CE Act and the rules and regulations promulgated, respectively, thereunder, as well as the rules and regulations of FINRA (inclusive of NASD Rules) and the NFA, in the form heretofore delivered to the Selling Agent;

(b) To the best of their knowledge, no order preventing or suspending the effectiveness of the Registration Statement or use of the Prospectus or any previous prospectus with respect to the Units has been issued by the SEC, the CFTC, FINRA, the NFA or any other federal, state or other governmental agency or body. The Registration Statement contains all statements which are required to be made therein, conforms in all material respects to the requirements of the 1933 Act and the CE Act and the rules and regulations of the SEC and the CFTC, respectively, thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; and, when the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including the Initial Closing Date for each Series, and thereafter up to and including each subsequent closing date during the Continuous Offering Period, as such terms are hereinafter defined, the Registration Statement and the Prospectus will contain all material statements and information required to be included therein by the 1933 Act and the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of FINRA and the NFA, and will conform in all material respects to the requirements of the 1933 Act, the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of FINRA and the NFA, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Managing Owner by the Selling Agent, the Trustee or their respective agents or by or on behalf of the Trading Advisors or any other commodity trading advisor (an “Other Advisor”) engaged by the Managing Owner on behalf of the Trust for use therein, all without prejudice to any defense that the Selling Agent may have based upon its “due diligence” investigation under the 1933 Act;

(c) The Trust was duly formed and is validly existing as a statutory trust in good standing under the Delaware Act, with full power and authority, and all necessary authorizations, approvals and orders of and from all federal, state and other governmental or regulatory officials and bodies, to carry out its obligations under this Agreement, its certificate of trust (the “Trust Certificate”) and its amended and restated Declaration of Trust and Trust Agreement, dated as of April 21, 2009, as the same may be amended from time to time (the “Trust Agreement”), and to own its properties and conduct its business as described in the Prospectus;

(d) On the date hereof, the Managing Owner is and, at all times through the Initial Closing Date for each Series and thereafter through each subsequent closing date, will be duly organized and validly existing as a limited liability company under the laws of the State of Delaware with requisite limited liability company power and authority, and all necessary authorizations, approvals and orders of and from all required federal, state and other governmental or regulatory officials and bodies, to (1) conduct its business, (2) enter into the agreements, and (3) consummate the transactions, each as described in the Prospectus; and on the date hereof the Managing Owner is and, at all times through the Initial Closing Date for each Series and thereafter through each subsequent closing date, will be duly qualified to conduct business as a foreign limited liability company in good standing in every jurisdiction in which the character of such business requires such qualification and the failure to be so qualified would materially adversely affect its ability to act as Managing Owner of the Trust and perform its obligations hereunder;

(e) The offer and sale of the Units for each Series have been duly authorized by the Managing Owner on behalf of the Trust, and the Units, when issued, will constitute valid units of beneficial interest in the Trust which conform to the description thereof contained in the Prospectus. The liability of each Limited Owner will be limited as set forth in the Prospectus and the Trust Agreement, and no Limited Owner will be subject to personal liability for the debts, obligations, or liabilities of the Trust by reason of his being a Limited Owner of the Trust other than as described in the Prospectus and the Trust Agreement;

(f) This Agreement has been duly and validly authorized, executed and delivered by the Managing Owner and the Trust and constitutes a valid and binding agreement of the Managing Owner and the Trust enforceable in accordance with its terms. Neither the offer and sale of the Units, the execution and delivery of this Agreement, nor the compliance by the Trust or the Managing Owner with all of the provisions of this Agreement will conflict with, or result in a breach of any of the terms or provisions of, or result in a default under, the provisions of the Trust Certificate or the Trust Agreement or the limited liability company agreement of the Managing Owner (the “Limited Liability Company Agreement”) or the terms of any indenture, mortgage, deed of trust, loan agreement, other evidence of indebtedness or other agreement or instrument to which the Trust or the Managing Owner is a party or by which the Trust or the Managing Owner is bound or to which any of the property or assets of the Trust or the Managing Owner is subject, nor, to the best of their knowledge, any applicable statute or any order, rule or regulation of any court or of any federal, state or other governmental or regulatory agency or body having jurisdiction over the Trust or the Managing Owner or any of their properties, nor will any such actions result in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Trust or the Managing Owner, and subsequent to the dates as of which information is given in the Registration Statement and the Prospectus and except as set forth or contemplated therein, neither the Trust nor the Managing Owner has incurred any material liabilities or obligations (direct or contingent) or entered into any material transactions not in the ordinary course of its business and no consent, approval, authorization, order, registration or qualification of or with any court or any federal, state or other governmental or regulatory agency or body is required for the issue and sale of the Units or the consummation of the other transactions contemplated by this Agreement, except the registration of the Managing Owner under the CE Act as a commodity pool operator, membership by the Managing Owner in the NFA in such capacity, the registration of the Units under the 1933 Act, submission of the Prospectus to FINRA, CFTC and NFA, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by securities or Blue Sky laws in connection with the offer and sale of the Units;

(g) The financial statements of the Managing Owner and the Trust as of and for the periods ended December 31, 2007 and 2008, have been examined by an independent registered public accounting firm, as required by the CE Act and the 1933 Act and the rules and regulations of the CFTC and SEC, respectively, thereunder;

(h) The Trust has been capitalized as set forth in the Prospectus;

(i) The Trust and the Managing Owner have complied, and will continue to comply, in all material respects with all laws, rules and regulations having application to its or their business, including rules and regulations promulgated by the CFTC and NFA, the violation of which would materially and adversely affect the business, financial condition or earnings of the Trust or the Managing Owner; and there are no actions, suits or proceedings pending or, to the best of the knowledge of the Trust or the Managing Owner, threatened against it or them, at law or in equity or before or by any federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality, or by any commodity or security exchange worldwide in which an adverse decision would materially and adversely affect the business, financial condition, earnings or properties of the Trust or the Managing Owner or their ability to comply with, and perform their obligations under this Agreement, and which are not adequately disclosed in the Prospectus;

(j) On or before the Initial Closing Date for each Series, and thereafter, on or before each subsequent closing date, the Managing Owner shall have purchased or subscribed for the General Units required of it by the Trust Agreement and shall have a Net Worth (as defined in the Trust Agreement) equal to or in excess of the requirements therein;

(k) The financial statements of the Managing Owner and the Trust contained in the Registration Statement and the Prospectus fairly present the financial condition thereof and the results of operations as of the dates and for the periods therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and no other financial statements are required by Form S-1 to be included in the Registration Statement or the Prospectus;

(l) There are no contracts or other documents which are required to be filed as Exhibits to the Registration Statement by the 1933 Act or the CE Act or by the rules and regulations of the SEC or CFTC, respectively, thereunder, or by the rules and regulations of FINRA or NFA, which have not been filed as required; and

(m) The Trust has the power and authority to enter into the various contractual obligations and agreements referred to in the Prospectus, and the execution and delivery of such agreements by the Trust and by the Managing Owner on behalf of the Trust, the consummation of the transactions contemplated therein, and the compliance with all of the terms thereof by the Trust and the Managing Owner will be in compliance in all material respects with all applicable legal requirements to which either the Trust or the Managing Owner is subject and will not conflict with or constitute a breach of or default under, the terms or provisions of any order of the SEC, FINRA, the CFTC, or the NFA, the Trust Agreement, the Trust Certificate, the Limited Liability Company Agreement, or any other agreement or instrument to which either the Trust or the Managing Owner is a party or by which either is bound.

Section 2. The Selling Agent represents and warrants to the Managing Owner and the Trust that:

(a) it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in each State where it will make offers or sales of Units;

(b) it is a member of FINRA and is in material compliance with all material rules and regulations applicable to the Selling Agent generally and, to its knowledge, applicable to the Selling Agent’s participation in the offering of Units;

(c) it is duly organized and validly existing under the laws of the jurisdiction of its organization;

(d) it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement;

(e) this Agreement has been duly and validly authorized, executed and delivered by the Selling Agent and is a valid and binding agreement of the Selling Agent enforceable in accordance with its terms;

(f) it will deliver to each purchaser, prior to any submission by such person of a written offer relating to the purchase of the Units, a copy of the Prospectus, as it may have been most recently amended or supplemented by the Managing Owner or the Trust;

(g) it will not intentionally take any action which it reasonably believes would cause the offering of Units to violate the provisions of the 1933 Act, the Exchange Act, the respective rules and regulations promulgated thereunder or applicable “blue sky” laws or any state or jurisdiction;

(h) The Selling Agent further represents and warrants that, in recommending to any person the purchase or sale of Units, it shall:

(1) use commercially reasonable efforts to determine the suitability and appropriateness of an investment in the Units, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser’s investment objectives, the prospective purchaser’s other investments and the prospective purchaser’s financial situation and needs, and any other information known by the Selling Agent through the review of its offeree questionnaire completed by such prospective purchaser; and

(2) maintain in the Selling Agent’s files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser for at least six (6) years.

(i) In compliance with the NASD Conduct Rules of FINRA, it will not sell Units to discretionary accounts without prior specific written approval of the Customer

Section 3. (a) Subject to the terms and conditions, and on the basis of the representations, warranties and covenants herein set forth, the Trust hereby appoints the Selling Agent as its selling agent and the Selling Agent agrees to use its best efforts to procure Subscribers during the Initial Offering Period and the Continuous Offering Period on the terms and conditions set forth, and for the periods described, in the Prospectus.

(b) The Trust acknowledges that the Selling Agent has no present intention to retain certain selected brokers or dealers (“Additional Sellers”) but that the Selling Agent maintains the right to retain Additional Sellers in the future, which in such case the Additional Sellers, if located in the United States, will be members of FINRA and will execute a selected dealers agreement to be agreed upon between the parties.

(c) During the Initial Offering Period, all Selling Agent home offices or branch offices will be required to forward subscriptions to the Managing Owner as soon as is reasonably practicable following receipt of an acceptable subscription agreement from a subscriber for Units (each, a “Subscriber”). The Managing Owner shall have sole responsibility for determining whether Subscribers are qualified to become Limited Owners in the Trust and for accepting subscriptions and determining their validity. The Selling Agent agrees to use its best efforts to cause Subscribers to prepare their subscriptions in proper form. The Selling Agent shall deposit the subscription proceeds from the sale of Units in each Series (the “Proceeds”) during the Initial Offering Period in escrow accounts designated by the Series at U.S. Bank National Association in Denver, Colorado (the “Escrow Agent”), for the separate benefit of the Subscribers of each Series no later than noon of the first Business Day following the receipt by the Selling Agent of such Proceeds. Proceeds will be transferred to the escrow accounts at the Escrow Agent by check from the Subscriber or via wire transfer from the Subscriber’s account and will be held during the Initial Offering Period until the funds are turned over to the relevant Series for trading purposes, or until the offering of the relevant Series is terminated. The Managing Owner will in its sole discretion determine whether to accept or reject all subscriptions generally within two (2) Business Days following receipt of fully completed subscription documents from the Selling Agent. Upon notification by the Managing Owner to the Escrow Agent that a subscription for Units of a Subscriber has been rejected for whatever reason, the Escrow Agent shall by check or wire transfer return any Proceeds held in escrow, excluding any interest thereon, to the payor of such Proceeds. The Escrow Agent shall make interest payments to the Trust to be retained by the Trust for the benefit of all investors in the applicable Series of Units by delivering a check in the amount equal to the interest allocable by Series to each Subscriber. If subscriptions for the minimum number of Units in a Series set forth in the Prospectus (after taking into account the Managing Owner’s contribution) have not been made by the conclusion of the Initial Offering Period for a Series, then all Proceeds deposited in the escrow account designated for that Series, excluding any interest thereon, shall be returned (in the same way described above in the case of a rejected subscription) to the payor of such Proceeds on a pro rata basis (and taking into account the amount and time of deposit), no later than ten (10) Business Days after the termination of the Initial Offering Period for the affected Series, or as soon thereafter as practicable if payment cannot be made in such time period.

(d) During the Continuous Offering Period, all Selling Agent home offices or branch offices will be required to forward subscriptions to the Managing Owner as soon as is reasonably practicable following receipt of an acceptable subscription agreement from a Subscriber. The Managing Owner shall have sole responsibility for determining whether Subscribers are qualified to become Limited Owners in the Trust and for accepting subscriptions and determining their validity. The Selling Agent agrees to use its best efforts to cause Subscribers to prepare their subscriptions in proper form. The Managing Owner also will determine in its sole discretion whether to accept or reject all subscriptions received and will generally do so within two (2) Business Days following receipt from the Selling Agent of fully completed subscription documents from the Selling Agent for a new subscriber or a fully completed “Request for Exchange” with respect to a Limited Owner in an existing Series. With respect to a new Subscriber, the Selling Agent shall deposit the subscription Proceeds in the applicable Series account at U.S. Bank National Association in Denver, Colorado. Interest, if any, earned on such funds will accrue for the benefit of the Limited Owners of the applicable Series. Funds for subscriptions which have been rejected by the Managing Owner will be returned directly to the Payor of the Proceeds via first class U.S. mail, without interest and without deduction for expenses.

(e) On the Initial Closing Date for a Series, and thereafter on each subsequent closing date with respect to that Series, the acceptance, delivery, and receipt of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including, but not limited to, (1) the payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement/Power of Attorney by each Subscriber; (2) the fact that a new Subscriber’s subscription will not be final and binding until at least two (2) Business Days following the Subscriber’s delivery of his subscription documents to the Selling Agent (or an Additional Seller), and (3) compliance with Section 7 hereof.

(f) The Selling Agent agrees that it will not take any of the following actions against the Trust: (1) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, (2) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause; or (3) file an involuntary petition for bankruptcy (collectively “Bankruptcy or Insolvency Action”).

(g) In addition, the Selling Agent agrees that for any obligations due and owing to it by any Series, the Selling Agent will look solely and exclusively to the assets of such Series or the Managing Owner, if it has liability in its capacity as Managing Owner, to satisfy its claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust, whether or not there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

(h) This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified above and no resort shall be had to the assets of other Series issued by the Trust or the Limited Owners’ personal property for the satisfaction of any obligation or claim hereunder.

(i) The Trust, the Managing Owner and the Selling Agent agree that this Agreement shall cover only those Series of Units identified on Annex A hereto.

Section 4. Service Fees. As compensation, the Selling Agent shall receive from the Managing Owner initial and/or on-going service fees at the rate(s) specified on Annex B hereto for so long as the relevant Units are being serviced by the Selling Agent. The on-going service fee is consideration for customary on-going services provided to the Trust and its Limited Owners by the Selling Agent for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to a Unit of any Series shall continue only until (i) the aggregate initial and ongoing service fees received by the Selling Agent with respect to such Unit total 9% of the purchase price of such Unit or (ii) if earlier, the aggregate underwriting compensation (determined in accordance with NASD Rule 2810 of the Conduct Rules of FINRA paid in respect of such Unit totals 10% of the purchase price of such Unit, at which time a Class 3 Unit or a Class 3a Unit of such Series, as applicable, will be issued in exchange for such Unit. The Selling Agent acknowledges and agrees that the Managing Owner shall have no obligation to make and in no event will make any payments under this Section 4 which, when added to the aggregate underwriting compensation (determined in accordance with NASD Rule 2810 of the Conduct Rules of FINRA) paid with respect to such Unit exceeds 10% of the purchase price of such Unit.

Section 5. Compliance with Rule 2810 and General Laws. (a) It is understood that the Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer, sale and distribution of the Units, the Selling Agent represents and warrants that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. In particular, and not by way of limitation, the Selling Agent represents and warrants that it is familiar with NASD Rule 2810 of the Conduct Rules of FINRA and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. The Selling Agent will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

(b) The Selling Agent agrees not to recommend the purchase of Units to any Subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the Subscriber concerning, among other things, the Subscriber’s investment objectives, other investments, financial situation and needs, that: (1) (to the extent relevant for the purposes of Rule 2810 and giving due consideration to the fact that the Trust is in no respects a “tax shelter”) the Subscriber is or will be in a financial position appropriate to enable the Subscriber to realize to a significant extent the benefits of the Trust, including the tax benefits (if any) described in the Prospectus; (2) the Subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust; (3) the Subscriber qualifies as an acceptable Subscriber on the basis set forth in the Prospectus, the Subscription Agreement and the State Suitability Requirements contained therein; (4) the Subscriber is not a “Prohibited Investor,” as such term is defined in the Subscription Agreement, and acceptance of the Subscriber’s subscription will not otherwise breach any laws, rules and regulations designed to avoid money laundering applicable to either the Selling Agent, the Managing Owner or the Trust; and (5) the Units are otherwise a suitable investment for the Subscriber. The Selling Agent agrees to maintain such records as are required by the applicable rules of FINRA and the SEC for purposes of determining investor suitability for the time periods otherwise required by FINRA and the SEC. In connection with making the foregoing representations and warranties, the Selling Agent further represents and warrants that it has, among other things, examined the Prospectus including, without limitation the sections listed below and obtained such additional information from the Managing Owner regarding the information set forth thereunder as the Selling Agent has deemed necessary or appropriate to determine with the Prospectus adequately and accurately discloses all material facts relating to an investment in the Trust and provides and adequate basis to Subscribers for evaluating an investment in the Units:

“RISK FACTORS;”

“DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES;”

“PROJECTED TWELVE-MONTH “BREAK-EVEN” ANALYSIS;”

“FEES AND EXPENSES;”

“WHO MAY SUBSCRIBE;”

“PLAN OF DISTRIBUTION;”

“SUMMARY OF AGREEMENTS;” and

“FEDERAL INCOME TAX CONSEQUENCES.”

In connection with making the representations and warranties set forth in this paragraph, the Selling Agent has not relied on inquiries made by or on behalf of any other parties.

(c) The Selling Agent agrees to comply with NASD Rule 2810(b)(3)(D) including without limitation, to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

(d) The Selling Agent shall cause its Additional Sellers to certify in writing that such Additional Seller has made the required determinations in each Subscription Agreement submitted by the Additional Seller in respect of a Subscriber; provided, however, that such determinations shall not be binding on the Managing Owner.

(e) Each party agrees that no subscription will be deemed final and binding on any new Subscriber until at least five (5) Business Days after the date the Subscriber receives the Prospectus. In connection therewith, the Selling Agent agrees to indicate in each Subscription Agreement submitted by an Additional Seller in respect of a Subscriber the date on which the Prospectus was delivered to that Subscriber.

(f) The Selling Agent represents, warrants and covenants that it: (1) maintains anti-money laundering policies and procedures that comply with the Bank Secrecy Act of 1970, as amended, and applicable federal anti-money laundering regulations, including policies and procedures to verify the identity of prospective Subscribers (“AML Laws, Regulations and Policies”); (2) complies with AML Laws, Regulations and Policies; (3) will promptly deliver to the Managing Owner, to the extent permitted by applicable law, notice of any AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed suspicious activity report that relates to any prospective Subscriber for Units; and (4) will cooperate with the Managing owner and deliver information reasonably requested by the Managing Owner concerning Subscribers that purchased Units sold by the Selling Agent necessary for the Managing Owner or the Trust to comply with AML Laws, Regulations and Policies.

Section 6. The Trust and Managing Owner each agree with the Selling Agent:

(a) To advise the Selling Agent, promptly after it receives notice thereof, of the time when the Registration Statement becomes effective or any Prospectus has been filed with the SEC, FINRA, the NFA or any other federal, state or other governmental or regulatory or self-regulatory agency or body, of the issuance by the SEC, the CFTC, FINRA, the NFA or any other federal, state or other governmental or regulatory or self-regulatory agency or body of any stop order or of any order to prevent or suspend the use of the Prospectus, or the initiation or threat of any proceeding for any such purpose or any request by the SEC, the CFTC, FINRA, the NFA or any other federal, state or other governmental or regulatory or self-regulatory agency or body to amend or supplement the Registration Statement or Prospectus, or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain its withdrawal;

(b) To furnish the Selling Agent with copies of the Prospectus in such quantities as Selling Agent may from time to time reasonably request, and if delivery of a Prospectus is required at any time prior to the expiration of nine (9) months after the date of any Prospectus and in such time any event shall have occurred as a result of which such Prospectus would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus was delivered to the Selling Agent, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act, the CE Act, or any other law, rule or regulation of any federal, state or other governmental, regulatory or self-regulatory agency or body, including, but not limited to, such amendments and supplements as may be required because of the selection of any Other Advisor, to notify the Selling Agent and upon the Selling Agent’s request to prepare and furnish, without charge to the Selling Agent, as many copies as the Selling Agent may from time to time reasonably request of an amended Prospectus or a supplement to such Prospectus which will correct such misstatement or omission or effect such compliance;

(c) Promptly from time to time to take such action as the Selling Agent may reasonably request to use its best efforts to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Selling Agent may request and to comply with such laws so as to permit the continuance of sales in such jurisdictions for so long as may be necessary to complete the distribution thereof;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than the fifteenth (15th) month following the month in which the Initial Closing Date occurs, an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the 1933 Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement;

(e) To furnish the Selling Agent with copies of all reports or other communications (financial or other) furnished to the Limited Owners, and to deliver to the Selling Agent, as soon as they are available, copies of any reports and financial statements furnished to or filed with the SEC, the CFTC, FINRA, the NFA and any other federal, state or other governmental or regulatory or self-regulatory agency or body; and

(f) To furnish, without charge to the Selling Agent, two (2) signed copies of the Registration Statement, including all financial statements and Exhibits thereto, and such number of conformed copies of the Registration Statement, including all financial statements, as the Selling Agent may reasonably request.

Section 7. The obligations of the Selling Agent hereunder shall be subject, in its discretion, to the condition that all representations, warranties, covenants and other statements of the Trust and the Managing Owner herein are, at and as of the time of effectiveness of each Registration Statement, true and correct, the condition that each of the Trust and the Managing Owner shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Registration Statement shall have become effective, and the Selling Agent shall have received notice thereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that or any similar purpose shall have been initiated or threatened by the SEC, the CFTC, FINRA or the NFA; and all requests for additional information on the part of the SEC, FINRA, the NFA and/or the CFTC shall have been complied with to the reasonable satisfaction of the Selling Agent and its counsel.

(b) All documents and certificates required to be delivered to the Selling Agent on the Initial Closing Date of a Series, or on the appropriate subsequent closing date, as the case may be such agreement being dated on or about the date of the initial Prospectus, shall have been delivered in form and substance satisfactory to the Selling Agent and its counsel; and there shall have been no material changes in the Registration Statement or the Prospectus.

Section 8. (a) This Agreement shall be terminated at the conclusion of the Continuous Offering Period with respect to each Series.

(b) Until such time as this Agreement shall terminate with respect to each Series pursuant to subsection (a) of this Section 8, this Agreement may be terminated by the Selling Agent, at the Selling Agent’s option, by giving thirty (30) days’ notice to the Trust and the Managing Owner, if:

(1) there shall have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which change, in the judgment of the Selling Agent, shall render it inadvisable to proceed with the offer and sale of the Units; or

(2) the Registration Statement and/or the Prospectus is not amended promptly after written request by the Selling Agent for it to be so amended because an event has occurred which, in the opinion of counsel for the Selling Agent, should be set forth in the Registration Statement or the Prospectus in order to make the statements therein not misleading; or

(3) any of the conditions specified in Section 7 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; or

(4) there shall have been (A) a general suspension of, or a general limitation on prices for, trading in (i) commodity futures or option contracts on commodity exchanges in the United States, or (ii) other commodities instruments, or (B) any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by the Selling Agent, in its discretion, that such limitations would materially impede the Trust’s trading activities or make the offering or delivery of the Units impossible or impractical; or

(5) there shall have been a declaration of a banking moratorium by federal, New York or Delaware authorities.

(c) In addition to subsection (b) of this Section 8, this Agreement may be terminated with respect to a Series by written agreement among the parties hereto. The termination of this Agreement for any reason set forth in this Section 8 shall not affect the obligations of the Trust contained in Section 10 hereof; nor shall the termination of this Agreement with respect to one Series for any reason affect the obligations of the parties with respect to any other Series.

(d) The Initial Closing Date with respect to a Series shall be a date selected by the Selling Agent on written notice to the Managing Owner, not less than five (5) and not more than fifteen (15) Business Days following the termination of the Initial Offering Period with respect to that Series. Each subsequent closing date with respect to a Series shall be the date of the first Business Day during the Continuous Offering Period with respect to that Series. Notwithstanding anything to the contrary herein, each Closing with respect to a Series shall be held on such date, at such time and at such place as the Managing Owner and the Selling Agent may agree upon.

Section 9. Indemnification

(a) The Selling Agent shall not be liable to the Trust, the Trustee or the Managing Owner for any loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement (collectively, “Losses”) caused by any act or omission to act of the Selling Agent in connection with the performance of services under this Agreement, except as a result of any acts or omissions to act on the part of the Selling Agent or its Principals or Affiliates which constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of the Selling Agent contained in this Agreement.

(b) The Managing Owner and the Trust, solely out of the Contracting Series Assets (as hereinafter defined) shall indemnify and hold harmless the Selling Agent and its officers, directors, shareholders, principals, employees, agents or affiliates (collectively, “Principals and Affiliates”) from and against any and all Losses to which such persons may become subject arising out of or in connection with this Agreement, the transactions contemplated hereby or the fact that the Selling Agent is or was a selling agent of the Trust arising out of or based upon (1) any untrue statement of material fact contained in this Agreement, the Prospectus or any application or written communication executed by the Managing Owner or the Trust filed in any jurisdiction in order to qualify the Units under the securities laws thereof (collectively, the “Documents”), (2) any omission from the Documents of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (3) any breach of any representation, warranty, covenant or agreement made by the Managing Owner or the Trust in this Agreement, except to the extent that any such Losses arise out of, relate to, or are based upon the Selling Agent’s failure to meet the standard of liability applicable to it under Section 9(a) above.

(c) The Selling Agent agrees to indemnify and hold harmless the Trust, the Trustee and the Managing Owner and the Principals and Affiliates of the Trustee and the Managing Owner from and against all Losses incurred by any of them arising out of or based upon the Selling Agent’s failure to meet the standard of liability set forth in Section 9(a).

(d) Promptly after receipt by any of the indemnified parties under this Agreement of notice of any Proceeding, the party seeking indemnification (the “Indemnitee”) shall notify the party from which indemnification is sought (the “Indemnitor”) in writing of the commencement thereof if a claim with respect thereof is to be made under this Agreement. To the extent that the Indemnitor has actual knowledge of the commencement of such Proceeding, the failure to notify the Indemnitor shall not relieve such Indemnitor from any indemnification liability which it may have to such Indemnitee pursuant to this Section 9, and the omission to notify the Indemnitor shall not relieve the Indemnitor from any obligation or liability which it may have to any such Indemnitee otherwise than under this Section 9. The Indemnitor shall be entitled to participate in the defense of any such Proceeding and to assume the defense thereof with the assistance of counsel reasonably satisfactory to the Indemnitee. In any such Proceeding, the Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the Indemnitee’s own expense unless (i) otherwise agreed by the Indemnitor and Indemnitee or (ii) the named parties to any such Proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or the existence of different or additional defenses (it being understood, however, that the Indemnitor shall not be liable for legal fees or other expenses of more than one separate firm of attorneys for all such Indemnitees, which firm shall be designated in writing by such Indemnitees and be reasonably acceptable to the Indemnitor). The Indemnitee shall cooperate with the Indemnitor in connection with any such Proceeding and shall make all personnel, books and records relevant to the Proceeding available to the Indemnitor and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitor as the Indemnitor may reasonably consider desirable in connection with the defense of any such Proceeding.

(e) In the event that a person entitled to indemnification under this Section 9 is made a party to any Proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the Loss incurred in such Proceeding which relates to the matters for which indemnification can be made.

(f) None of the indemnifications contained in this Section 9 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent, which shall not be unreasonably withheld, or the party obligated to indemnify such party.

(g) Notwithstanding the provisions of this Section 9, the Selling Agent shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(h) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Tennessee Securities Division, the position of the Securities Division of the Commonwealth of Massachusetts and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

(i) The indemnification provisions of this Agreement shall survive the termination of this Agreement. The indemnification agreements in this Section 9 shall be in addition to any liability which the Selling Agent may otherwise have. Nothing contained in this Section 9 or elsewhere in this Agreement shall be construed as an admission that the Selling Agent is an “underwriter” of the Units within the meaning of the 1933 Act.

Section 10. Each of the Managing Owner and the Selling Agent agrees and consents (the “Consent”) to look solely to each Series that is being offered pursuant to this Agreement (the “Contracting Series”) and the assets (the “Contracting Series Assets”) of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of interests in a Series. In furtherance of the Consent, each of the Managing Owner and the Selling Agent agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a) Subordination of certain claims and rights. (1) except as set forth below, the Claims, if any, of the Managing Owner or the Selling Agent (the “Subordinated Claims”) shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Claims of each of the Managing Owner and the Selling Agent (if any) against the Contracting Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Selling Agent, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Managing Owner and the Selling Agent will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(b) The Claims of each of the Managing Owner and the Selling Agent with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c) If the Claims of the Managing Owner or the Selling Agent against the Contracting Series or the Trust are secured in whole or in part, each of the Managing Owner and the Selling Agent hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Selling Agent receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Managing Owner and the Selling Agent shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

Section 11. Miscellaneous. (a) Assignment. This Agreement may not be assigned by any of the parties hereto without the express prior written consent of the other parties hereto.

(b) Successors. This Agreement is made solely for the benefit of, and shall be binding upon, the Selling Agent, the Trust and the Managing Owner and the respective successors and assigns of each of them, and no other person shall have any right or obligation under this Agreement. The terms “successors” and “assigns” shall not include any purchasers, as such, of Units from the Trust.

(c) Amendment or Modification or Waiver. This Agreement may not be amended or modified, nor may any of its provisions be waived, except upon the prior written consent of the parties hereto.

(d) Notices. Except as otherwise provided herein, all notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given and shall be delivered personally or by registered mail, postage prepaid, return receipt requested, or by facsimile, as follows (or to such other address as the party entitled to notice shall hereafter designate by written notice to the other parties):

(1)	if to the Selling Agent, to it at:

[                            ];

with a copy to:

[                            ];

(2)	if to the Trust or the Managing Owner, to it at:

Equinox Fund Management, LLC

1660 Lincoln Street

Suite 100

Denver, Colorado 80264

Fax: (303) 832-9354

Attention: Richard Bornhoft; and

(3)	in either case, with a copy to:

c/o Arnold & Porter LLP

399 Park Avenue

New York, New York 10022

Fax: (212) 715-1399

Attention: Michael F. Griffin, Esq.

(e) All representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of (1) any investigations made by or on behalf of the Selling Agent, the Trustee, the Trust or the Managing Owner, (2) delivery of any payment for the Units or (3) termination of this Agreement.

(f) The Selling Agent is not authorized by the Trust to give any information or to make any representation in connection with the offering of Units other than those contained in the Prospectus and such sales literature the use of which has been authorized in writing by the Trust.

(g) This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding upon the assets and property of each Series of the Trust individually and exclusively to the extent that the obligations apply to such Series and, to the extent provided herein, upon the assets and property of the Managing Owner, and no resort shall be had to the assets of any Series to which such obligation has no relationship or to the Limited Owners’ personal property for the satisfaction of any obligation or claim herein.

(h) Each party agrees that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles.

(i) Survival. All representations, warranties and covenants in this Agreement, or contained in certificates required to be delivered hereunder shall survive the termination of this Agreement, with respect to any matter arising while this Agreement was in effect. Furthermore, all representations, warranties and covenants hereunder shall inure to the benefit of each of the parties to this Agreement and their respective successors and permitted assigns.

(j) No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

(k) No Liability of Limited Owners. This Agreement has been made and executed by and on behalf of the Trust, and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually, but rather, are binding only upon the assets and property of the Trust, and, to the extent provided herein, upon the assets and property of the Managing Owner.

(l) Third-Party Beneficiaries. Wilmington Trust Company, the trustee of the Trust, shall be a third-party beneficiary of the applicable provisions of this Agreement. The Principals and Affiliates of each of the Selling Agent, the Trustee and the Managing Owner shall be third-party beneficiaries of the applicable provisions of this Agreement.

(m) Headings. Headings to Sections and subsections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

(n) Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

(o) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile transmission; provided, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

(p) Arbitration. Each party hereto agrees that any dispute relating to the subject matter of this Agreement shall be settled and determined by arbitration in the City of New York, State of New York, in accordance with the rules then obtaining of the National Futures Association or, if no such rules are then obtaining or if jurisdiction is declined, then in accordance with the rules then obtaining of the American Arbitration Association. Without limiting the generality of the foregoing, in any such arbitration, each of the parties hereto agrees to request from the arbitrators that (a) their authority be limited to construing and enforcing the terms and conditions of the Agreement as expressly set forth herein, (b) the reasons for their award be stated in a written opinion, (c) they shall not make any award which shall alter, change, cancel or rescind any provision of this Agreement, and (d) their award shall be consistent with the provisions of this Agreement. The award of the arbitrators shall be final and binding, and judgment may be confirmed and entered thereon in any court of competent jurisdiction.

(q) Series Disclaimer. The parties hereto acknowledge and agree that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee of the Trust. There may be several series of the Trust created pursuant to the Declaration of Trust and Trust Agreement of the Trust.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

THE FRONTIER FUND

By:	EQUINOX FUND MANAGEMENT, LLC.
Its:	Managing Owner

By:
Name
Title

EQUINOX FUND MANAGEMENT, LLC

By:
Name
Title

[NAME OF SELLING AGENT]

By:
Name
Title

ANNEX A

SERIES OF UNITS COVERED BY THE AGREEMENT

The Selling Agent agrees to limit its sales efforts to only those Series of Units identified below (check all that apply):

Frontier Diversified Series	Campbell/Graham/Tiverton Series
Frontier Masters Series	Currency Series
Frontier Long/Short Commodity Series (Class 1 and Class 2)	Long Only Commodity Series
Frontier Long/Short Commodity Series (Class 1a and Class 2a)	Managed Futures Index Series
Frontier Dynamic Series	Winton Series
Balanced Series (Class 1 and Class 2)	Winton/Graham Series
Balanced Series (Class 1a and Class 2a)

A-1

ANNEX B

SERVICE FEE SCHEDULE

As compensation, the Selling Agent shall receive from the Managing owner an initial and/or on-going service fee(s) with respect to each Unit of the relevant Series identified on Annex A sold by such Selling Agent as set forth below:

Series/Class of Units	Initial Service Fee	On-Going Service Fee

Frontier Diversified Series-1

Frontier Masters Series-1

Frontier Long/Short Commodity

Series-1a

Frontier Dynamic Series-1

Balanced Series-1

Balanced Series-1a

Campbell/Graham/Tiverton Series-1

Currency Series-1

Long Only Commodity Series-1

Managed Futures Index Series-1

Winton Series-1

Winton/Graham Series-1

	2.0% of the purchase price of Units sold by the Selling Agent	After the expiration of twelve (12) months following the purchase of Units, 2.0% per annum of the Net Asset Value of each Unit sold by the Selling Agent
Frontier Diversified Series-2 Frontier Masters Series-2 Frontier Long/Short Commodity Series-2a Frontier Dynamic Series-2	N/A	Up to 0.25% per annum of the Net Asset Value of each Unit sold by the Selling Agent

Balanced Series-2

Balanced Series-2a

Campbell/Graham/Tiverton Series-2

Currency Series-2

Frontier Long/Short Commodity Series-2

Long Only Commodity Series-2

Managed Futures Index Series-2

Winton Series-2

Winton/Graham Series-2

	N/A	Up to 0.50% per annum of the Net Asset Value of each Unit sold by the Selling Agent

(a) The Managing Owner shall pay the initial service fee in full to the Selling Agent upon the sale of the respective Units in bona fide transactions. The on-going service fee shall be paid monthly or quarterly by the Managing Owner. The on-going service fee with respect to a Unit of any Series shall continue only until (i) the aggregate initial and ongoing service fees received by the Selling Agent with respect to such Unit total 9% of the purchase price of such Unit or (ii) if earlier, the aggregate underwriting compensation (determined in accordance with NASD Rule 2810 of the Conduct Rules of FINRA) paid in respect of such Unit totals 10% of the purchase price of such Unit, at which time a Class 3 Unit or a Class 3a Unit of such Series, as applicable, will be issued in exchange for such Unit, at which time a Class 3 Unit or Class 3a Unit of such Series, as applicable, will be issued in exchange for such Unit. Class 3 Units and Class 3a Units shall not be charged any initial or on-going service fees and the Selling Agent shall not receive any compensation related to Class 3 Units or Class 3a Units.

(b) Notwithstanding the foregoing schedule, the Selling Agent shall receive reduced initial and on-going service fees pursuant to the following schedules to the extent that any subscriber makes an aggregate investment in any Series as follows:

Series/Class of Units	Aggregate Amount of an Investor’s Investment in Units in Class 1 or Class 1a:*	Initial and On-Going Service Fee (calculated pursuant to the above schedule)
Frontier Diversified Series-1	$0 - $499,999	2.00%
Frontier Masters Series-1
Frontier Long/Short Commodity Series-1a
Frontier Dynamic Series
Frontier Long-Short Commodity Series-1	$500,000 - $999,999	1.25%
Balanced Series-1
Balanced Series-1a
Campbell/Graham/Tiverton Series-1
Currency Series-1
Long Only Commodity Series-1	$1,000,000 and above	0.80%
Managed Futures Index Series-1
Winton Series-1
Winton/Graham Series-1

*	The calculation of the initial service fee for incremental Unit purchases is based on the aggregate amount of Units held by an investor at the time of each Unit purchase. For example, if an investor purchases $250,000 in Class 1 Units of the Frontier Diversified Series in one month, the applicable Selling Agent shall receive an initial service fee of 2.00% of the purchase price of such Units. If such investor then purchases an additional $300,000 in Class 1 Units of the Frontier Diversified Series three months later, the Selling Agent shall receive an initial service fee of 1.25% of the purchase price of such Units. If such investor subsequently invests $500,000 in Class 1 Units of the Frontier Diversified Series, the Selling Agent shall receive an initial service fee of 0.80% of the purchase price of such Units.

Using the above example (assuming no redemption of Units has occurred), the initial service fee for the initial twelve months will be 2.00% of the Net Asset Value of the initial Unit purchase of $250,000; 1.25% of the Net Asset Value of the additional Unit purchase of $300,000; and 0.80% of the Net Asset Value of the additional Unit purchase of $500,000. One year from the initial Unit purchase of $250,000, the on-going service fee will be 0.80% of the Net Asset Value of the Unit purchase of $250,000. One year after the second Unit purchase of $300,000, the on-going service fee will be calculated at a rate of 0.80% of the Net Asset Value of the cumulative $550,000 investment. Finally, one year after the third Unit purchase of $500,000, the on-going service fee will be calculated at a rate of 0.80% of the Net Asset Value of the entire investment of $1,050,000.

(c) The offering of Units under the Prospectus is made in compliance with NASD Rule 2810 of the Conduct Rules of FINRA. The Managing Owner will advise the Selling Agent if the payments described hereunder must be limited in order to comply with the 10% limitation on total underwriters’ compensation pursuant to NASD Rule 2810 of the Conduct Rules of FINRA.

(d) In the event that the offering of Units of any Series is terminated prior to the initial escrow break for such Series, the Selling Agent shall not be entitled to any compensation in connection with the offering of such Series except for the reimbursement of reasonable and actual out-of-pocket expenses.